SPECIAL LOAN AGREEMENT


     This Agreement is made and entered into as of November 8, 1999, between HOME-STAKE OIL & GAS COMPANY, an Oklahoma corporation (the "Borrower"), and BANK OF OKLAHOMA, NATIONAL ASSOCIATION, a national banking association (the "Bank");

     WHEREAS, the Borrower has applied to the Bank to obtain two separate loans described as follows:

a) a "Term Loan" in the principal sum of $3,400,000.00 to be evidenced by the promissory note of the Borrower in such amount to be payable to the order of the Bank in 33 consecutive monthly installments of principal, each in the amount of $100,000.00, due and payable on the last day of each month, commencing December 31, 1999, and a final installment due September 30, 2002, in the amount of all remaining unpaid principal, together with interest on the unpaid balances of principal at an annual rate of interest equal from day to day to three-fourths of one percent per annum less than that annual rate of interest from time to time established and announced by Chase Manhattan Bank of New York, New York ("Chase Bank") as its prime rate of interest (the "Chase Prime Rate");

b) a "Revolving Credit Loan" to be evidenced by the promissory note of the Borrower in the principal amount of Five Million Dollars ($5,000,000.00) payable to the order of the Bank on November 30, 2000, and bearing interest, payable monthly on the last day of each month, commencing December 31, 1999, and at maturity on November 30, 2000, at an annual rate of interest equal from day to day to one percent per annum less than the Chase Bank Prime Rate; and

c) the promissory note evidencing the Term Loan is referred to herein as the "Term Note" and the promissory note evidencing the Revolving Credit Loan is referred to herein as the "Revolving Credit Note." Each reference herein to the Term Loan, the Revolving Credit Loan, the Term Note or the Revolving Credit Note shall include a reference to each renewal, extension, deferral, rearrangement, substitution and change in form thereof or in the terms thereof which may be from time to time and for and upon any term or terms effected by agreement between the Borrower and the Bank; and

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     WHEREAS,  the  Borrower  and the Bank have agreed upon the above  described terms of each Note and each Loan and additional representations, covenants, warranties and agreements set forth herein.

     NOW, THEREFORE, in consideration of the mutual representations, covenants and undertakings stated herein the Borrower and the Bank represent, warrant, covenant and agree to and with each other as more fully hereinafter stated.

                       I. Representations of the Borrower

     1.1 Due Organization and Corporate Capacity. The Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Oklahoma and its corporate charter and franchise is in good standing and unimpaired in the State of Oklahoma. The governing documents of the Borrower authorize the Borrower to conduct all the business and transactions currently conducted and transacted by it and the execution by the Borrower of this Agreement, the above described promissory notes and all other documents to be executed by the Borrower in connection with the Loans do not and will not violate, contravene or be otherwise prohibited by any term or provision of the Articles or Certificate of Incorporation or By-laws of the Corporation.

     1.2 Due Authorization. The execution of this Agreement and the Notes, when executed on behalf of the Borrower by its Chairman of the Board, President and Chief Executive Officer are and shall be, when executed, within authority clearly established by the governing body of the Borrower and the execution of such documents (collectively the "Loan Documents") on behalf of the Borrower and its due observance of, compliance with and performance of the terms, provisions and undertakings stated and to be stated therein do not and will not violate or contravene any term or provisions of any of the Borrower's governing documents or constitute a breach of or default under any term or provision of any indenture, encumbrance or other undertaking by which the Borrower or any of its properties are bound.

     1.3 Financial Statements. All of the financial statements of the Borrower furnished by it to the Bank in connection with its application for the Loans are, as of the respective dates thereof and in respect of the periods covered thereby, substantially true and correct and were prepared in accordance with generally accepted principles of accounting. Such statements do not contain any

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materially  false  or  misleading  information  nor  omit or fail to  state  any material fact(s) required to be stated in order to make any of such statements not materially false or misleading.

                            II. Use of Loan Proceeds

     2.1 Term Loan Proceeds. The proceeds of the Term Loan are intended to be applied by having the Bank purchase from Bank of America, N.A. the loans heretofore made by it and its predecessors to the Borrower and secured by mortgage and deed of trust indentures and security interests covering oil and gas properties of the Borrower. Such loans will be purchased by the Bank from Bank of America, N.A. for the amount of unpaid principal and accrued interest and unpaid charges, if any, in respect thereof, and will be without recourse upon Bank of America, N.A. which shall assign to the Bank all promissory notes of the Borrower presently payable to that Bank and all mortgages, deeds of trust and other documents creating or evidencing any security interests created by the Borrower. The Borrower agrees with the Bank that upon acquisition of such documents by the Bank from Bank of America, N.A. that the Notes of the Borrower evidencing the Term Loan and the Revolving Credit Loan shall be deemed to be fully secured by such liens and security interests created or purportedly created by the loan documents to be obtained by the Bank from Bank of America, N.A.

     Subsequent to the acquisition by the Bank of the above referenced loan documents held by Bank of America, N.A. the Borrower will execute appropriate documents with the Bank to confirm to the Bank that the Notes became secured by such Bank of America, N.A. loan documents as and when the same were acquired by the Bank. This may be deemed necessary or appropriate by counsel for the Bank to require the recording and filing of supplemental mortgage, deed of trust and related documents at the expense of the Borrower, in which event the Borrower shall execute and deliver to the Bank such documents and agreements as may be reasonably required as hereinafter provided.

     2.2 The Revolving  Credit Loan. The Loan evidenced by the Revolving  Credit
Note is primarily intended to provide funding for the Borrower to acquire additional oil and gas properties and for general working capital purposes.

     a) In addition to the interest required to be paid upon the Revolving Credit Note the Borrower hereby agrees to pay to the Bank a "standby fee" computed upon the amounts to which the Borrower has not utilized

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          this  credit  at an annual  rate of  interest  equal to  three-eighths
          (3/8ths) of one percent per annum. Within ten days following the close of each quarter-annual period the Bank will invoice the Borrower for the amount of such fee which shall be based upon the average daily amount of the available Revolving Credit not utilized by the Borrower over each day of the quarter-annual period.

     b) The Borrower shall not be entitled to receive any advance of funds under the Revolving Credit at any time if, at such time there shall have occurred and remained unremedied any event which would, of itself or but for the giving of any notice or lapse of any time, constitute a default or event of default under the terms of the Term Loan Note, the Revolving Credit Note, this Loan Agreement or any supplement hereto or expressed in any extension, deferral, modification, substitution or replacement of either or both of the Notes.

     c) During the term of the Revolving Credit Loan the Borrower shall be entitled to obtain letters of credit to be issued by the Bank for the account of the Borrower as advances under the Revolving Credit Loan and for each such letter of credit the Borrower shall pay to the Bank, at the time of issue, a fee in an amount equal to two percent of the maximum amount of credit stated in the letter of credit. The amount of each letter of credit, when issued, shall reduce the amount of the Revolving Credit available under the Revolving Credit Loan so long as such letter of credit is outstanding and, for purposes of the 3/8th of one percent stand-by fee applicable to the utilized portion of the Revolving Credit Loan, such fee shall not be applicable to the outstanding amount of each letter of credit.

                       III. Bank of America Loan Documents

     3.1 It is understood and agreed between the Borrower and the Bank that in purchasing the obligations of the Borrower to Bank of America, N.A. by the Bank the purpose of such procedure is to capture the lien and security interest priorities to which the mortgages, deeds of trust and security agreements (herein the "BA Indentures") are entitled and to consolidate, amend and supplement such indentures to substitute the obligations and indebtedness of the

                                       -4-

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Borrower to the Bank in respect of the Term Loan and the  Revolving  Credit Loan and any related obligations of the Borrower in respect thereof. The documents to be executed for such purpose may substitute different events and occurrences which may constitute events of default under the BA Indentures. Notwithstanding any delay in the execution of such documents the Borrower agrees that the Term Loan and Revolving Credit Loan shall be secured by the liens and security interests of the BA Indentures immediately upon the purchase by the Bank of indebtedness secured by such indentures.

                      IV. Affirmative Covenants of Borrower

     The Borrower covenants and agrees with the Bank that for so long as any indebtedness of the Borrower in respect of the Term Loan or the Revolving Credit Loan or any extension, renewal, rearrangement or other form of any such indebtedness shall remain outstanding and unpaid:

     4.1 The Borrower will promptly advise the Bank in writing of the occurrence of any material adverse change in the financial condition of the Borrower, and any proposals or program to be effected by the Borrower in respect thereof.

     4.2 The Borrower will promptly advise the Bank in writing of any pending or threatened claim or litigation asserted against the Borrower which, if successfully prosecuted, would have a material adverse effect upon the financial condition of the Borrower materially and adversely affecting the anticipated operations of the Borrower.

     4.3 Within forty-five days following the close of each quarter-annual fiscal year of the Borrower the Borrower will furnish to the Bank the following financial statements concerning the financial conditions of the Borrower, as of the close of such fiscal period and the results of its operations for such period, in each case certified by a senior financial officer of the Borrower to have been prepared in accordance with generally accepted principles of accounting:

     a) a Balance Sheet or Statement of assets and liabilities as of the close of such period;

     b) a Statement of Profit and Loss or of Income and Expense for such period;

     c) a statement of changes in capital accounts as a result of operations during such period; and

     d)   any  other  similar  or  relevant  financial  statements   customarily
          prepared  for  the  Borrower   pertaining   to  its   operations   and
          transactions during such fiscal period.

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     4.4 The  Borrower  will at all times  maintain a net worth,  determined  in accordance with generally accepted principles of accounting, of not less than fourteen million dollars.

     4.5 Within ninety days following the close of each fiscal year of the Borrower the Borrower will furnish to the Bank financial statements of the Borrower equivalent to those specified in Section 4.3 each of which shall be certified by a reputable and independent certified public accountant or firm of such accountants to have been prepared in accordance with generally accepted principles of accounting.

                        V. Negative Covenants of Borrower

     The Borrower covenants and agrees that for so long as any indebtedness of the Borrower in respect of the Term Loan or the Revolving Credit Loan or any extension, renewal, rearrangement or other form of any such indebtedness shall remain outstanding and unpaid:

     5.1 The Borrower will not create or suffer to be created or to exist any mortgage, deed of trust, security agreement or like encumbrance to become effective upon any oil or gas properties of the Borrower not theretofore and at the time thereof subject to mortgages, deeds of trust and security agreements granted to the Bank to secure the payment of any indebtedness evidencing the Term Loan, Revolving Credit Loan or any extension, renewal, continuation or rearrangement thereof unless the Borrower shall have advised the Bank in writing of the intention of the Borrower to create or suffer to exist such mortgage, deed of trust, security agreement or like encumbrance and the Bank shall have consented thereto in writing.

     5.2 Except as provided in the Shareholders' Rights Agreement of the Bank, as amended through February 10, 1995 (copies of which have been delivered to the Bank and which have not been modified or amended, as of the date hereof) the Borrower will not declare, pay (except as provided below) or become obligated to declare or pay any dividend on any class of its capital stock now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter

                                       -6-

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outstanding;  provided,  however,  that if no Event of Default or Default  shall then exist, notwithstanding the above, the Borrower may declare and pay dividends upon its outstanding shares of capital stock not in any fiscal year to exceed fifteen percent (15%) of its net cash from operations, less scheduled payments upon indebtedness to the Bank. For purposes of this Agreement "net cash from operations" shall mean gross income (net of production taxes) paid minus cash paid to suppliers in the normal course of business.

     5.3 Except with prior written approval of the Bank the Borrower will not incur, or become obligated to incur, any Funded Indebtedness in excess of $500,000.00. For the purpose of this Agreement "Funded Indebtedness" shall mean indebtedness evidenced by any bond(s), debenture(s) or promissory note(s) or like or similar undertakings but shall not include indebtedness for operating expenses incurred in the ordinary course of business and payable according to customary trade terms or income, ad valorem, excise or similar taxes paid prior to becoming delinquent. Funded Indebtedness shall not include the Term Loan, Revolving Credit Loan or any other indebtedness which may become due to the Bank.

     5.4 The Borrower shall provide to the Bank on or before March 15 of each year an engineering report prepared by an engineer or firm of engineers acceptable to the Bank and in form and content acceptable to the Bank, on all major producing oil and gas leases, royalties and minerals owned by the Borrower, including but not limited to all of the Mortgaged Properties. Such engineering report shall evaluate the proved producing oil and gas reserves attributable to the Borrower's interest in the Mortgaged Property and other oil and gas properties owned by Borrower, together with a forecast of the rates of production therefrom and expenses attributable thereto and the estimated cash flow to the Borrower from such production for the estimated economic life of such property.

                         VI. Events of Default, Remedies

     If at any time when any indebtedness evidenced by the Term Note or the Revolving Credit Note shall remain outstanding and unpaid any one or more of the following events shall occur:


     a) The Borrower should fail to make any payment of principal or interest upon any indebtedness evidenced by the Term Note or the Revolving Credit Note as and when the same shall become due and payable.

     b) Any representation of the Borrower stated in this Loan Agreement should prove or be determined to be materially false and misleading or to have omitted any statement of fact necessary to be stated in order to make any representation not materially false or misleading and such matter should not be remedied within thirty days after the Bank shall have notified the Borrower in writing of such misrepresentation.

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     c)   The  Borrower  shall have  failed to keep,  observe or comply with any term or provision of this Agreement, including any amendment and supplement hereto, and such default shall continue unremedied for a period of thirty days after the Bank shall have notified the Borrower in writing of such default. This provision shall not be interpreted to require any opportunity to remedy any default under paragraph 6.1 hereinabove or paragraphs 6.4 or 6.5 hereof.

     d) The Borrower should make any assignment for the benefit of creditors or to institute any proceeding under the Bankruptcy Code seeking or consenting to any relief afforded by such Code or any chapter or provision thereof or should fail to consent to the filing of any involuntary petition under the Bankruptcy Code or any chapter thereof.

     e) Any involuntary proceeding should be filed against the Borrower by any person or entity under the Bankruptcy Code seeking any relief in respect of any claim or claims against the Borrower and such proceeding should not be stayed or dismissed within thirty days thereafter.

     f) Any judgment in excess of $250,000.00 should be obtained by any person or entity against the Borrower in any court of competent jurisdiction and should not be stayed or released within thirty days thereafter or should become final and no longer appealable.

     g) Any event should occur which would, of itself or with lapse of any time or giving of any notice, authorize any person or entity to accelerate the payment of any indebtedness of the Borrower in excess of $250,000.00 or to exercise any remedy for collection of any such indebtedness or claim in respect thereof and such default should not be remedied within thirty days after the Bank shall have notified the Borrower of such occurrence. This paragraph shall apply to any default or right of acceleration which would authorize Bank of America, N.A. to exercise any remedy under any BA Indenture prior to the time such indenture and the indebtedness secured thereby is transferred to the Bank.

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     h)   If the Borrower  should fail to  reimburse  the Bank the amount of any drawing honored by it under any letter of credit issued by it for the account of the Borrower. Notwithstanding this provision the Bank shall be entitled, at its option, to charge the amount of any such drawing as an amount drawn by the Borrower as an advance of loan funds under the Revolving Credit Loan.

     i) Upon the occurrence of any default or event of default specified in the foregoing subparagraphs, the Bank shall be entitled to accelerate the maturity of the indebtedness referred to in this Agreement and to exercise any right(s) and remedy(ies) available at law or in equity to collect such indebtedness.

                               VII. Miscellaneous

     7.1 Governing Law. This Agreement, each of the Notes and any further loan documents which may or shall be executed by the Borrower and the Bank in connection with the Term Note and the Revolving Credit Note shall be interpreted in accordance with and governed by the laws of the State of Oklahoma.

     7.2 Bank Loan Expenses. The Borrower will promptly reimburse the Bank for the reasonable attorney fees of Conner & Winters, A Professional Corporation, in connection with the preparation of this Loan Agreement and any Supplements or amendments to be executed with the acquisition by the Bank of the BA Indentures and any amendments or supplements thereto and hereto to adopt such indentures to secure the indebtedness of the Borrower to the Bank identified in this Loan Agreement. If it shall be deemed necessary or otherwise required to so adopt such indentures that any documents be prepared and filed or recorded in any public filing office or recording office the Borrower will promptly reimburse the Bank for all reasonable expenses incurred by it for such purpose.

     7.3 The terms, provisions, agreements on the part of the Borrower and the Bank under this Agreement, the notes and any documents supplementary thereto shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date and year first hereinabove mentioned in multiple counterparts, each of which shall constitute an original copy hereof.

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                                  HOME-STAKE OIL & GAS COMPANY

                                  By     /s/ Robert C. Simpson
                                      ------------------------------------------
                                      Robert C. Simpson, Chairman of the Board,
                                      President and Chief Executive Officer

                                  BANK OF OKLAHOMA, NATIONAL
                                  ASSOCIATION

                                  By     /s/ W. L. Morris
                                      ------------------------------------------
                                      W.L. Morris, Vice President

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